Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	General Growth Properties, Inc. (GGP)
Date of Event Requiring Statement:	January 27, 2011

Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:	Brascan Asset Management Holdings Limited
Address:	181 Bay Street, P.O. Box 762, Toronto, Ontario M5J 2T3

2. Name:	Brookfield US Holdings Inc.
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

3. Name:	Brookfield US Corporation
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

4. Name:	Brookfield REP GP Inc.
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

5. Name:	Trilon Bancorp Inc.
Address:	181 Bay Street, P.O. Box 762, Toronto, Canada M5J 2T3

6. Name:	Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

7. Name:	Brookfield Private Funds Holdings Inc.
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

8. Name:	Brookfield Retail Split LP
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

9. Name:	Brookfield Retail Holdings LLC
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281